Creating a Semiconductor Powerhouse Mark Thompson, Chairman, President & CEO March 18, 2016 Exhibit (a)(5)(L)

Combining 2 Strong Companies

Stronger Competitive Position Combined company has the scale to compete effectively

Breaking Into the Top 10

Covering the Full Range of Power Serving similar customers with highly complementary product sets Full spectrum of high, medium and low voltage products

Expanded footprint in strategic markets

Combining Fairchild & ON Semi Creates a power management leader with strong capabilities in a rapidly consolidating industry Fairchild/ON Semi product lines are highly complementary with minimal revenue overlap Strengthened presence in focused strategic markets – Industrial, Auto, Smart Phone Combined company better positioned to invest and grow the business

Important Information This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Fairchild Semiconductor International, Inc. (“Fairchild”). The solicitation and the offer to buy shares of Fairchild common stock, par value $.01 per share (“Fairchild common stock”), has been made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that ON Semiconductor Corporation (“ON Semiconductor”) and Falcon Operations Sub, Inc. have filed with the Securities and Exchange Commission (“SEC”), as amended and supplemented from time to time (the “Schedule TO”). In addition, Fairchild has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer, as amended and supplemented from time to time (the “Schedule 14D-9”). Fairchild and ON Semiconductor have mailed these documents to Fairchild’s stockholders. In addition, stockholders are able to obtain the Schedule TO, including the offer to purchase and any amendments thereto, the Schedule 14D-9 and any amendments thereto, and related materials with respect to the tender offer and the merger, free of charge at the SEC’s website at www.sec.gov. Stockholders may also obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) by contacting Fairchild’s Investor Relations Department either by telephone at (207) 775-8660 or by e-mail at investor@fairchildsemi.com. STOCKHOLDERS OF FAIRCHILD ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.   Cautions regarding Forward-Looking Statements This communication may contain “forward-looking statements.” Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 27, 2015 filed with the SEC as well as, among other things: (1) the ability to obtain the necessary regulatory approvals for the transaction, (2) the satisfaction of the conditions to the consummation of the proposed transaction, (3) the timing of the completion of the proposed transaction and (4) the potential impact of the announcement or consummation of the proposed transaction on our important relationships, including with employees, suppliers and customers.

Creating a Semiconductor Powerhouse Mark Thompson, Chairman, President & CEO February 28, 2016